UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2017

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 26, 2017, the Company issued a press release entitled “Indoor Harvest and Harvest Air to Develop Integrated HVAC Solutions.”

On November 1, 2017, the Company issued a press release entitled “Indoor Harvest and BIOS Lighting to Develop Integrated LED Solutions.” The Company also published a letter to shareholders from the founder of the Company and an investors deck.

The press releases are filed as exhibits 99.1 and 99.2, the founders letter is filed as exhibit 99.3 and the Company’s investor deck is filed as exhibit 99.4 to this Current Report on Form 8-K.

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

The furnishing of the information in this report is not an admission as to the materiality of any information therein. The information in this report is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits

99.1	Press Release Dated October 26, 2017

99.2	Press Release Dated November 1, 2017

99.3	Founders Letter to Shareholders

99.4	Investor Deck

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: November 1, 2017	By:	/s/ Rick Gutshall
Rick Gutshall
Interim CEO, CFO and Director

3